Exhibit 10(i)
AMENDMENT
TO THE
EXELIS SALARIED RETIREMENT PLAN

WHEREAS, Harris Corporation, a Delaware corporation (the “Corporation”), heretofore has adopted and maintains the Exelis Salaried Retirement Plan, as amended and restated effective January 1, 2014 (the “Plan”);
WHEREAS, pursuant to Section 10.1 of the Plan, the Board of Directors of the Corporation or its delegate has the authority to amend the Plan;
WHEREAS, the Employee Benefits Committee of the Corporation (the “Committee”) has been delegated the authority to adopt non-material amendments to the Plan;
WHEREAS, the Corporation desires to amend the Plan to add a new cash balance benefit for certain Plan members for periods of service on and after January 1, 2017; and
WHEREAS, the Employee Benefits Committee has determined that the above-described amendment is not material.
NOW, THEREFORE, BE IT RESOLVED, that the Plan hereby is amended, effective as of January 1, 2017, as follows:
1. Section 1.29 of the Plan (defining Participating Employee) hereby is amended to:

(i)	delete the third paragraph thereof and insert a new third paragraph to read as follows:
“A Member who became a Participating Employee on or after January 1, 2012, pursuant to the foregoing provisions of this Section 1.29 shall cease to be a Participating Employee on the earliest of (i) the date he ceases to be an Employee, (ii) his Severance Date, (iii) the effective date of his election made in accordance with rules established by the Benefits Administration Committee, to participate in the enhanced employer contribution portion of the Exelis Investment and Savings Plan in lieu of continuing to receive future Benefit Service accruals under this Plan or (iv) unless otherwise provided in an Appendix hereto, December 31, 2016.”

(ii)	delete clause (iv) of the last sentence of the fourth paragraph thereof and insert a new clause (iv) to read as follows:

“(iv) unless otherwise provided in an Appendix hereto, December 31, 2016”
2. Section 2.02(f) of the Plan (relating to certain absences recognized as Benefit Service) hereby is amended to:

(i)	delete the last sentence of clause (ii) thereof and insert a new sentence to read as follows:
“Notwithstanding anything in this clause (ii) to the contrary and unless otherwise provided in an Appendix hereto, effective as of January 1, 2017, there shall be no further accruals of Benefit Service under this clause (ii).”

(ii)	delete the last sentence of clause (iv) thereof and insert a new sentence to read as follows:
“Notwithstanding any Plan provision to the contrary and unless otherwise provided in an Appendix hereto, Benefit Service shall only be credited for a period on or after January 1, 2012, and prior to January 1, 2017, during which Company sickness or accident benefits are payable to an Employee who is a Participating Employee.”
3. Section 2.02(g) of the Plan (relating to other absences) hereby is amended to delete paragraphs (1) and (2) from clause (ii) thereof and insert new paragraphs (1) and (2) to read as follows:
“(1)    If the Employee was eligible for a vested benefit under Section 4.06 at the time of a break in service, the Benefit Service credited to such Employee immediately prior to such break in service shall, subject to the provisions of Section 4.12, be immediately recognized as Benefit Service under the Plan upon his return to service prior to January 1, 2017; provided, however, that unless otherwise provided in an Appendix hereto, no such Benefit Service shall be credited for periods beginning on or after January 1, 2017.
(2)    If the Employee was not eligible for a vested benefit under Section 4.06 at the time of a break in service, Benefit Service shall begin from the date of the Employee’s return to the employ of the Company prior to January 1, 2012; provided, however, that, unless otherwise provided in an Appendix hereto, no such Benefit Service shall be credited for periods beginning on or after January 1, 2017. However, any Benefit Service rendered prior to such break in service shall be included as Benefit Service only at the time that he bridges his Eligibility Service in accordance with the provisions of Section 2.01(g).”

4. Section 4.01(d) of the Plan (relating to Accrued Benefit) hereby is amended to read as follows:
(i) A Member’s Accrued Benefit, as of any date of determination, means the annual benefit payable as a single life annuity for the Member’s life commencing on his Normal Retirement Date or his Postponed Retirement Date, as applicable, which is equal to the aggregate of his TPP Formula Benefit computed under Section 4.01(b) and his PEP Formula Benefit computed under Section 4.01(c) on the basis of the Member’s Benefit Service not in excess of 40 years and other applicable components of the Plan formula as of such determination date. The Accrued Benefit for a Member eligible for a benefit under Appendix G also shall include the accrued benefit described in Section IV. of Appendix G.
(ii) Notwithstanding any Plan provision to the contrary, a Member’s Accrued Benefit described in the first sentence of clause (i) above as of any determination date, shall not be less than an annual pension payable as a single life annuity for the Member’s life, commencing on his Normal Retirement Date or his Postponed Retirement Date, as applicable, equal to the aggregate of his TPP Formula Benefit computed under Section 4.01(b) and determined as of the last day of the Plan Year immediately preceding such determination date and his PEP Formula Benefit computed under Section 4.01(c) on the basis of the Member’s PEP Formula Lump Sum Value as of the last day of the Plan Year immediately preceding such determination date increased by the rate of interest set forth in Section 4.01(c)(ii) for the period beginning with the first day of the Plan Year in which the determination date occurs and ending on the last day of the calendar month preceding the determination date. For Plan years beginning prior to January 1, 2012, if the amount determined under this clause (ii) exceeds the amount determined under the first sentence of clause (i) above, the difference shall be treated as an increase in the Member’s PEP Formula Benefit portion of his Accrued Benefit.
5. The first paragraph of Section 4.02(b) of the Plan (relating to Normal Retirement Benefit) hereby is amended to read as follows:
Prior to adjustment in accordance with Sections 4.07(a) and 4.08(c), but subject to the minimum provision hereinafter set forth in this Section 4.02 and except as otherwise provided in an Appendix hereto, the annual normal retirement allowance payable on a lifetime basis upon retirement at a Member’s Normal Retirement Date that is attributable to his TPP Formula Benefit and his PEP Formula Benefit shall be equal to the Member’s

Accrued Benefit described in the first sentence of Section 4.01(d)(i). In addition, for a Member who is eligible for a benefit under Appendix G, his normal retirement benefit attributable to the benefit under Appendix G shall be the accrued benefit described in Section IV. of Appendix G.
6. The Plan hereby is amended to add a new Appendix G, in the form attached hereto, to the end thereof.

APPROVED by the HARRIS CORPORATION EMPLOYEE BENEFITS COMMITTEE on this 16th day of December, 2016.

/s/ Adam Histed
Adam Histed, Chairperson

EXELIS SALARIED RETIREMENT PLAN
APPENDIX G
CASH BALANCE BENEFIT FOR CERTAIN MEMBERS AFTER
DECEMBER 31, 2016
This Appendix G is applicable only with respect to a Participating Member who, on January 1, 2017, (a) is an Employee, (b) is not performing services as a Mission Sustainment Employee, a CapRock Employee or a Maritime Employee and (c) is not a Highly Compensated Employee.
The portion of a Participating Member’s Accrued Benefit attributable to service prior to January 1, 2017 shall be determined under the foregoing provisions of this Plan. In addition, except as otherwise provided in this Appendix G, the foregoing provisions of this Plan shall apply to the benefits set forth in this Appendix G.
Section I - Definitions
Solely for purposes of this Appendix G, the following terms shall be defined as set forth below.

1.	“Active Appendix G Member” shall mean an Appendix G Member who has not ceased to be eligible for Pay Credits pursuant to Section II.2.

2.	“Appendix G Member” shall mean a Participating Member who meets the eligibility requirements of Section II of this Appendix G.

3.	“CapRock Employee” shall mean an Employee of Harris CapRock Communications, Inc. or a subsidiary thereof (including without limitation, CapRock Government Solutions, Inc.).

4.	“Cash Balance Account” shall mean the hypothetical account established for each Appendix G Member pursuant to Section III of this Appendix G.

5.	“Compensation” shall mean “Compensation” as defined under the Harris Corporation Retirement Plan, as amended from time to time, for periods beginning on and after January 1, 2017.

6.
“Highly Compensated Employee” shall mean a Participating Member who had remuneration from the Company or an Associated Company during calendar year 2015 in excess of $120,000 as shown on Box 5 of such Participating Member’s Form W-2 for 2015.

7.	“Interest Credits” shall mean the amounts, if any, credited to an Appendix G Member’s Cash Balance Account pursuant to Section III.3 of this Appendix G.

8.	“Maritime Employee” shall mean an Employee of Maritime Communication Services, Inc. or a subsidiary thereof.

9.
“Mission Sustainment Employee” shall mean an Employee assigned to perform services primarily in support of, and designated in Company records as a member of, the division of the Company and its affiliates identified as “Mission Sustainment.”

10.	“Participating Member” shall mean a Member who, on January 1, 2017, is an Employee and who, on December 31, 2016, was a Participating Employee.

11.	“Pay Credits” shall mean the amounts, if any, credited to an Appendix G Member’s Cash Balance Account pursuant to Section III.2 of this Appendix G.
Section II - Eligibility
1.    In General. Except as provided in Section II.2., the provisions of this Appendix G shall be applicable to each Participating Member who, on January 1, 2017, (a) is an Employee, including an Employee on an approved leave of absence (other than a long term disability leave), (b) is not performing services as a Mission Sustainment Employee, a CapRock Employee or a Maritime Employee and (c) is not a Highly Compensated Employee. A Member who is not described in the preceding sentence on January 1, 2017 shall not at any time be eligible for the benefit described in this Appendix G. An Appendix G Member shall not cease to be an Active Appendix G Member merely because the Appendix G Member becomes a highly compensated employee (as that term is defined in Section 414(q) of the Code) of the Company on or after January 1, 2017.
2.    Cessation of Eligibility for Pay Credits. An Appendix G Member shall cease to be eligible for Pay Credits (a) as of the first day of the payroll period next following the date on which the Appendix G Member (i) transfers employment to an Associated Company, (ii) begins performing services as a Mission Sustainment Employee, a CapRock Employee or a Maritime Employee, or (iii) ceases to meet the definition of Employee; or (b) if earlier, as of the Appendix G Member’s Severance Date. An Appendix G Member shall not again become eligible for Pay Credits if, thereafter, he meets the conditions described in the first sentence of Section II.1. of this Appendix G.
Section III - Cash Balance Accounts
1.    Establishment of Accounts. A separate Cash Balance Account shall be established for each Appendix G Member. Each Cash Balance Account shall have an initial balance of zero until credited with any Pay Credit as provided herein. Each such account shall be for accounting purposes only, and there shall be no segregation of assets among such accounts. A Cash Balance Account shall consist of the cumulative value of the Appendix G Member’s Pay Credits and Interest Credits.
2.    Pay Credits. For each calendar month beginning on and after January 1, 2017, an Appendix G Member’s Cash Balance Account shall be credited, as of the last day of each calendar month during which the Appendix G Member is an Active Appendix G Member, with an amount equal to 1% of Compensation received by such Appendix G Member during such portion of such calendar month that the Appendix G Member was an Active Appendix G Member. If either (a) an Active Appendix G Member ceases to be an Active Appendix G Member on a date other than the last day of a calendar month, or (b) an Appendix G Member’s Severance Date occurs other than on the last day of a calendar month and, in either case, if the Appendix G Member is entitled to have an amount credited to his Cash Balance Account for such calendar month pursuant to the preceding sentence, such amount shall be credited to the Appendix G Member’s Cash Balance Account as of the last day of the month in which occurs the Appendix G Member’s ceasing to meet the definition of Active Appendix G Member or the Appendix G Member’s Severance Date. The Pay Credit described in the preceding sentence shall be based on the Appendix G Member’s Compensation for the full pay period that contains, as applicable, (a) the date on which the Appendix G Member ceased to be an Active Appendix G Member, or (b) the Appendix G Member’s Severance Date.
3.    Interest Credits. For each calendar month beginning on and after January 1, 2017, the Cash Balance Account of an Appendix G Member shall be credited, as of the last day of each calendar month during which the Appendix G Member is an Appendix G Member, regardless of whether the Appendix G Member is an Active Appendix G Member, and thereafter until the Appendix G Member’s Annuity Starting Date, with interest equal to one-twelfth of the yield on 30-year Treasury Constant Maturities for the month of November of the prior Plan Year. The final interest credit shall be made as of the last day of the month before the Appendix G Member’s Annuity Starting Date and prior to the crediting of any Pay Credit for such calendar month. An Appendix G Member’s Cash Balance Account will not be credited with Interest Credits after the Appendix G Member’s Annuity Starting Date.
Section IV - Accrued Benefit
1.    In General. An Appendix G Member’s accrued benefit attributable to his Cash Balance Account shall be the balance of the Appendix G Member’s Cash Balance Account.
2.    Special Rules for Members Who Continue in Employment Beyond Normal Retirement Age. If an Appendix G Member continues employment beyond the end of the Plan Year that includes his Normal Retirement Date, the Benefits Administration Committee shall provide the Appendix G Member with a suspension of benefits notice in the time and form required by Section 203(a)(3)(B) of ERISA. The Appendix G Member’s Cash Balance Account payable at the Appendix G Member’s Postponed Retirement Date shall equal the greater of (i) his Cash Balance Account determined without regard to this Section IV.2. of this Appendix G, or (ii) his Cash Balance Account to which the Member would have been entitled under this Appendix G had he retired on his Normal Retirement Date, increased by an amount which is the Equivalent Actuarial Value of the monthly payments which would have been payable with respect to each month in which he worked fewer than eight days as determined under the provisions of Title 29 of the Code of Federal Regulations Section 2530.203-3 as promulgated by the U.S. Department of Labor.
Section V - Eligibility for Payment of Cash Balance Account
1.    Normal Retirement. The right of an Appendix G Member to his Cash Balance Account shall be nonforfeitable as of his Normal Retirement Age provided he is employed by the Company or an Associated Company at that time. An Appendix G Member, upon termination of employment with the Company and all Associated Companies, may retire from active service and receive his Cash Balance Account beginning on his Normal Retirement Date, subject to the notice and timing requirements of Section 4.07.
2.    Postponed Retirement. An Appendix G Member who continues in service with the Company or an Associated Company after his Normal Retirement Date shall retire from service and receive his Cash Balance Account on his Postponed Retirement Date, subject to the notice and timing requirements of Section 4.07.
3.    Vested Benefit. An Appendix G Member shall be vested in, and have a nonforfeitable right to, his Cash Balance Account upon completion of three years of Eligibility Service. An Appendix G Member may elect to receive the Cash Balance Benefit commencing on the first day of any month following his Severance Date and prior to his Normal Retirement Date as specified in his request therefor, after receipt by the Benefits Administration Committee of written application therefor made by the Appendix G Member and filed with the Benefits Administration Committee, provided that such early payment shall be subject to notice and timing requirements described in Section 4.07.
4.    Survivor’s Benefit Applicable before Retirement. The surviving Spouse or Registered Domestic Partner, as applicable, of an Appendix G Member who has completed 3 years of Eligibility Service or is otherwise entitled to a benefit under this Appendix G but, in either case, has not yet met the age and service eligibility requirements for an early retirement allowance as set forth in Section 4.04(a) or 4.05(a), shall automatically receive a benefit payable under the provisions of this Section V.4. of this Appendix G with respect to the Cash Balance Account in the event said Appendix G Member should die after the effective date of coverage hereunder and prior to his Annuity Starting Date. The benefit payable to the Appendix G Member’s surviving Spouse under the provisions of this Section V.4. of this Appendix G shall be equal to an amount payable as a single life annuity over the Spouse’s life that is Equivalent Actuarial Value to the Appendix G Member’s Cash Balance Account. In the event the benefit under this Section V.4. of this Appendix G is payable to an Appendix G Member’s Registered Domestic Partner, the Cash Balance Account payable to such Registered Domestic Partner under the provisions of this Section V.4. of this Appendix G shall be the balance of the Appendix G Member’s Cash Balance Account, payable as a single lump sum, determined as of the Registered Domestic Partner’s Annuity Starting Date. Payment of such benefit to a Registered Domestic Partner shall be made as soon as practicable following the Appendix G Member’s date of death, and in no event later than one year after the Appendix G Member’s date of death.
The Appendix G Member’s Cash Balance Account shall continue to be credited with interest in the manner described in Section III.3 of this Appendix G until the Spouse’s or Registered Domestic Partner’s Annuity Starting Date. An annuity benefit payable under this Section III.3. of this Appendix G shall be of Equivalent Actuarial Value to the Cash Balance Account determined as of the Spouse’s or Registered Domestic Partner’s Annuity Starting Date.
In no event shall a single lump sum payment be made under this Section III.3. of this Appendix G following the date payments under this Section III.3. of this Appendix G have commenced as an annuity.
Section VI - Distributions
1.    Appendix G Member. An Appendix G Member shall receive distribution of his Cash Balance Account in the same form of benefit as the form in which his retirement allowance or vested benefit under Article 4 is paid, provided that if the Appendix G Member retires or terminates under Section 4.02, 4.03, 4.04, 4.05, or 4.06 and (a) if the Appendix G Member has a PEP Formula Benefit and elects the single sum option described in Section 4.07(b)(v) with respect to his PEP Formula Benefit, the Appendix G Member’s Cash Balance Account shall be paid in the single sum option in an amount equal the Appendix G Member’s Cash Balance Account as of his Annuity Starting Date or (b) if the Appendix G Member does not have a PEP Formula Benefit, the Appendix G Member shall be entitled to elect the single sum option described in Section 4.07(b)(v) with respect to his Cash Balance Account, subject to the notice, timing and Spousal Consent requirements described in Section 4.07. The joint and survivor annuity or other optional form of distribution set forth in Section 4.07(b), if applicable, that is provided by the Appendix G Member’s Cash Balance Account and that commences as of the Appendix G Member’s Annuity Starting Date shall be the Equivalent

Actuarial Value of the Life Annuity Option described in Section 4.07(b)(i) that could be provided by the Appendix G Member’s Cash Balance Account based on the IRS Interest Rate and IRS Mortality Table in effect as of the Appendix G Member’s Annuity Starting Date.
2.    Beneficiary under Section 4.08. The Beneficiary of an Appendix G Member entitled to a distribution under Section 4.08 shall receive distribution of the portion of the Appendix G Member’s Accrued Benefit attributable to his Cash Balance Account at the same time, and in the same form of benefit, as the Beneficiary receives pursuant to Section 4.08, provided that if the Appendix G Member has a PEP Formula Benefit and payment of the PEP Formula Benefit is made as a single sum payment equal to the Member’s PEP Formula Lump Sum Value, the Beneficiary shall receive the portion of the Appendix G Member’s Accrued Benefit attributable to his Cash Balance Account in a single sum payment in an amount equal to the Appendix G Member’s Cash Balance Account as of the Beneficiary’s Annuity Starting Date. If the Appendix G Member does not have a PEP Formula Benefit, then (a) if the Member’s Beneficiary is his surviving Spouse (or Registered Domestic Partner), the Spouse (or Registered Domestic Partner) may elect to receive such Appendix G Member’s Cash Balance Account in the form of an annuity for the life of the Spouse (or Registered Domestic Partner) or in the form of a single lump sum payment equal to the Appendix G Member’s Cash Balance Account as of the Beneficiary’s Annuity Starting Date to be paid or commence as of the first day of any month following the Member’s date of death; or (b) if the Member’s Beneficiary is other than his Spouse (or Registered Domestic Partner), the Appendix G Member’s Cash Balance Account shall be payable as a single lump sum equal to the Member’s Cash Balance Account determined as of the Beneficiary’s Annuity Starting Date to be paid as soon as practicable following the Member’s date of death, and in no event later than one year after the Member’s date of death. If the Member’s Beneficiary is his surviving Spouse, payments may not begin later than what would have been the Member’s Normal Retirement Date. If the Spouse does not make an election regarding the timing and form of payments on or prior to the Member’s Normal Retirement Date, payment of said amount shall be made as an annuity for the life of the Spouse commencing on the Member’s Normal Retirement Date. If the Member’s Beneficiary is his Registered Domestic Partner, payment must begin not later than one year following the Member’s date of death and if the Registered Domestic Partner does not make an election regarding the form of payments, payment of said amount shall be made as an annuity for the life of the Registered Domestic Partner. The annuity benefit payable to the Spouse (or Registered Domestic Partner) under this Section VI.2. shall be of Equivalent Actuarial Value to the Cash Balance Account as of the Spouse’s (or Registered Domestic Partner’s) Annuity Starting Date. For purposes of the preceding sentence, Equivalent Actuarial Value shall be determined under the IRS Mortality Table and the IRS Interest Rate. The Member’s Cash Balance Account shall continue to be credited with interest in the manner described in Section III.3. until the Beneficiary’s Annuity Starting Date.
Section VII - Other Plan Provisions
1.    Definition of Participating Employee. Notwithstanding anything contained herein to the contrary and solely for purposes of this Appendix G, a Participating Employee who is an Appendix G Member shall not cease to be a Participating Employee on December 31, 2016.

2.    Section 4.11(b). In the event the sum of (a) the lump sum present value of the portion of the Appendix G Member’s Accrued Benefit determined pursuant to Section 4.11(b) plus (b) the portion of his Accrued Benefit attributable to his Cash Balance Account, in each case, that is payable to the Appendix G Member or his surviving Spouse, Registered Domestic Partner or Beneficiary exceeds $5,000 upon initial determination, then with respect to the Appendix G Member or his surviving Spouse or Beneficiary who receives the sum of the Cash Balance

Account and PEP Formula Benefit portion of said benefit in a single lump sum payment, the lump sum present value of the remaining TPP Formula Benefit portion of said benefit shall be redetermined in accordance with Section 4.11(b) as of a subsequent date as determined by Benefits Administration Committee or its delegate and the provisions of Section 4.11(b) shall apply to the remaining TPP Formula Benefit portion.

3.    Section 8.01(a). Notwithstanding anything contained herein to the contrary, (a) an Appendix G Member’s Cash Balance Account upon termination of the Plan shall be determined in the same manner as the Member’s Cash Balance Account would be determined if the Plan was not terminated, and (b) to the extent applicable, the Interest Credit thereafter shall be determined by averaging the rates used during the five-year period ending on the date of the termination of the Plan.